As filed with the Securities and Exchange Commission on August 5, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(612) 330-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xcel Energy Inc. 2005 Omnibus Incentive Plan

(Full title of the plan)

RICHARD C. KELLY President and Chief Executive Officer Xcel Energy Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (612) 330-5500	BENJAMIN G.S. FOWKE III Vice President and Chief Financial Officer Xcel Energy Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (612) 330-5500
(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

ROBERT J. JOSEPH
Jones Day
77 West Wacker
Chicago, Illinois  60601
(312) 269-4176

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $2.50 per share	8,323,800 shares	$19.34	$160,982,290	$18,947.62
Rights to Purchase Common Stock, par value $2.50 per share (3)

(1)          In addition, pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the Xcel Energy Inc. 2005 Omnibus Incentive Plan.

(2)          This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933 and is based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on August 1, 2005.

(3)          One right to purchase Xcel Energy Inc. common stock automatically trades with each share of Xcel Energy Inc. common stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by Xcel Energy Inc. (“Xcel Energy”) with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(1)   Xcel Energy’s Annual Report on Form 10-K for the year ended December 31, 2004;

(2)   Xcel Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(3)   Xcel Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(4)   Xcel Energy’s Current Reports on Form 8-K filed on January 20, 2005, January 28, 2005, February 1, 2005, April 4, 2005, June 2, 2005, June 17, 2005, July 1, 2005 and July 15, 2005;

(5)   The description of Xcel Energy’s common stock contained in Xcel Energy’s Current Report on Form 8-K filed on March 13, 2002; and

(6)   The description of Xcel Energy’s rights to purchase common stock contained in Xcel Energy’s Current Report on Form 8-K filed on January 4, 2001.

All documents subsequently filed by Xcel Energy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations.  Pursuant to authorization contained in Xcel Energy’s Restated Articles of Incorporation, as amended, Article 4 of Xcel Energy’s By-Laws contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes.  Xcel Energy’s Restated Articles of Incorporation also contain provisions limiting the liability of Xcel Energy’s directors in certain instances.  Xcel Energy has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.01*	Restated Articles of Incorporation of Xcel Energy (incorporated herein by reference to Exhibit 4.01 to Xcel Energy’s Form 8-K (File No. 001-03034) filed on August 21, 2000).

4.02*	By-Laws of Xcel Energy (incorporated herein by reference to Exhibit 3.01 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on August 4, 2004).

4.03*	Xcel Energy Inc. 2005 Omnibus Incentive Plan (incorporated herein by reference to Appendix B to Xcel Energy’s Proxy Statement (File No. 001-03034) filed on April 11, 2005).

4.04	Form of Stock Option Agreement.

4.05*	Form of Performance Share Agreement (incorporated herein by reference to Exhibit 10.04 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on July 29, 2005).

4.06*	Form of Restricted Stock Unit Agreement for Executives (incorporated herein by reference to Exhibit 10.05 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on July 29, 2005).

4.07*	Form of Restricted Stock Unit Agreement for Business Unit Vice Presidents (incorporated herein by reference to Exhibit 10.07 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on July 29, 2005).

4.08	Form of Restricted Stock Agreement.

4.09*

Stockholder Protection Rights Agreement, dated December 13, 2000, between Xcel Energy and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated herein by reference to Exhibit 1 to Xcel Energy’s Form 8-K (File No. 001-03034) dated January 4, 2001).

5.01	Opinion of Counsel regarding legality of shares.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of PricewaterhouseCoopers LLP.

23.03	Consent of Counsel (included in Exhibit 5.01).

24.01	Power of Attorney.

* Incorporated herein by reference.

Item 9.  Undertakings.

a.                                       The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.                                                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

c.                                                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 4th day of August, 2005.

XCEL ENERGY INC.

By:	/s/ Benjamin G.S. Fowke III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date listed above.

Signature	Title(s)

/s/ Richard C. Kelly	President, Chief Executive Officer and Director
Richard C. Kelly	(Principal Executive Officer)

/s/ Benjamin G.S. Fowke III	Vice President and Chief Financial Officer
Benjamin G.S. Fowke III	(Principal Financial Officer)

/s/ Teresa S. Madden	Vice President and Controller
Teresa S. Madden	(Principal Accounting Officer)

*	Director
Richard H. Anderson

*	Director
C. Coney Burgess

*	Director
Roger R. Hemminghaus

*	Director
A. Barry Hirschfeld

Signature		Title(s)

*		Director
Douglas W. Leatherdale

*		Director
Albert F. Moreno

*		Director
Ronald M. Moquist

*		Director
Ralph R. Peterson

*		Director
Margaret R. Preska

*		Director
A. Patricia Sampson

*By:	/s/ Benjamin G.S. Fowke III
Benjamin G.S. Fowke III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.01*	Restated Articles of Incorporation of Xcel Energy (incorporated herein by reference to Exhibit 4.01 to Xcel Energy’s Form 8-K (File No. 001-03034) filed on August 21, 2000).

4.02*	By-Laws of Xcel Energy (incorporated herein by reference to Exhibit 3.01 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on August 4, 2004).

4.03*	Xcel Energy Inc. 2005 Omnibus Incentive Plan (incorporated herein by reference to Appendix B to Xcel Energy’s Proxy Statement (File No. 001-03034) filed on April 11, 2005).

4.04	Form of Stock Option Agreement.

4.05*	Form of Performance Share Agreement (incorporated herein by reference to Exhibit 10.04 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on July 29, 2005).

4.06*	Form of Restricted Stock Unit Agreement for Executives (incorporated herein by reference to Exhibit 10.05 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on July 29, 2005).

4.07*	Form of Restricted Stock Unit Agreement for Business Unit Vice Presidents (incorporated herein by reference to Exhibit 10.07 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on July 29, 2005).

4.08	Form of Restricted Stock Agreement.

4.09*

Stockholder Protection Rights Agreement, dated December 13, 2000, between Xcel Energy and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated herein by reference to Exhibit 1 to Xcel Energy’s Form 8-K (File No. 001-03034) dated January 4, 2001).

5.01	Opinion of Counsel regarding legality of shares.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of PricewaterhouseCoopers LLP.

23.03	Consent of Counsel (included in Exhibit 5.01).

24.01	Power of Attorney.

* Incorporated herein by reference.